From:    Jonathan Schoonmaker [schoon@marimba.com]
Sent:    Thursday, July 19, 2001 11:03 AM
To:      All
Subject: REMINDER-EXCHANGE PROGRAM

Hi Everyone,

This is just a reminder to everyone that the option exchange program will close at 5:00pm Pacific Standard Time on Monday July 23rd.

If you are  interested  in  participating  in the  program  you  will  find  the
participation       form       under       the      HR       intranet       site
http://web/hr/OffertoExchange-Participation_form.doc Please complete the form and return it to Julie Phan. Julie's Fax is (650) 930-5605.

Regards,

Jonathan

Jonathan Schoonmaker
Vice President, Human Resources
marimba, Inc.

(650)930-5454
Schoon@marimba.com